Exhibit 99.1

OPENTEXT APPOINTS JÜRGEN TINGGREN TO BOARD OF DIRECTORS

Waterloo, ON, March 1, 2017 - Open Text Corporation (NASDAQ: OTEX, TSX: OTEX) (“OpenText”) announced today the appointment of Jürgen Tinggren to its board of directors. Mr. Tinggren is the former chief executive officer of Schindler Group, a European based global industrial corporation with over 60,000 employees in more than 100 countries, and has over 30 years of international business experience.

“Jürgen brings a strong global European perspective to our board,” said Tom Jenkins, Chair of the board of directors. “His extensive international operational knowledge and deep rooted focus on value creation for customers and shareholders is a strategic asset that further strengthens our Board.”

Mr. Tinggren has served in various executive leadership capacities for Schindler Group internationally, ultimately as chief executive officer. Previous to Schindler Group, Mr. Tinggren gained extensive management experience at Sika AG, based in Switzerland, Sweden and North America, as well as Booz Allen & Hamilton. He is currently a non-executive member of the board of directors of Johnson Controls International where he also serves as chair of the audit committee, Sika AG (a public specialty manufacturing company, based in Switzerland), and the Conference Board. He received an M.B.A. from Stockholm School of Economics and New York University Business School.

About OpenText

OpenText is the largest independent software provider of Enterprise Information Management (EIM).
Certain statements in this press release may contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on OpenText’s current expectations and projections about future results.
Such forward looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

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